China Fire & Security Group Inc. Authorizes Share Buyback
Conference Call Scheduled for March 12, 2008 to Discuss Business Developments
 and Clarify Corporate Ownership Structure

BEIJING, China, March 12 -- China Fire & Security Group, Inc. (Nasdaq: CFSG - News; "China Fire" or "the Company"), a leading industrial fire protection products and solutions provider in China, today announced that its Board of Directors has authorized the repurchase of up to $10 million of the Company's outstanding common stock.

China Fire's management will host a conference call at 8:30 a.m. ET on March 12, 2008 to discuss business developments and clarify certain issues regarding the Company's ownership structure. Participants should refer to the attached table, which provides additional information on the Company's ownership. Dial-in details for the conference call are as follows:

US: +1-800-860-2442

International: +1-412-858-4600

Please dial-in before the call begins and provide the passcode to join the call. The passcode is "China Fire Speaker Line."

Additionally, a webcast of the conference call will be available at http://www.videonewswire.com/event.asp?id=46712 .

About the share buyback program

China Fire's Board of Directors has authorized the purchase of up to $10 million of the Company's securities. Under the program, the Company may repurchase shares from time to time for cash in open market transactions, in privately negotiated transactions or by other means in accordance with applicable federal securities laws. The timing and amount of repurchase transactions will be determined by the Company's management based on their evaluation of market conditions, share price and other factors. There is no assurance that the Company will purchase securities and the program may be suspended or discontinued at any time.

About China Fire & Security Group, Inc.

China Fire & Security Group, Inc. (Nasdaq: CFSG - News), through its wholly owned subsidiaries, Sureland Industrial Fire Safety Limited ("Sureland") and Tianjin Tianxiao Fire Safety Equipment ("Tianxiao"), is a leading total solution provider of industrial fire protection systems in China. Leveraging on its proprietary technologies, China Fire is engaged primarily in the design, manufacture, sale and maintenance services of a broad product portfolio including the detection, controller, and fire extinguishers. Via its nationwide direct sales force, China Fire has built a solid client base including major companies in the iron and steel, power and petrochemical industries throughout China. China Fire has a seasoned management team with strong focus on standards and technologies. Currently, China Fire has 43 issued patents covering fire detection, system control and fire extinguishing technologies. Founded in 1995, China Fire is headquartered in Beijing with about 500 employees in more than 30 sales offices throughout China.

Cautionary Statement Regarding Forward Looking Information

This presentation may contain forward-looking information about China Fire & Security Group, Inc. and its wholly owned subsidiary Sureland which are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward- looking statements are statements that are not historical facts. Results for fourth quarter and year end 2007 are preliminary and not audited; final results may differ. These statements can be identified by the use of forward- looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Fire & Security Groups' future performance, operations and products. This and other "Risk Factors" contained in China Fire & Security Groups' public filings with the SEC.

Additional Information Regarding Corporate Ownership Structure

Additional Information Regarding Corporate Ownership Structure

Shareholders	No. of Shares	%	Name under which shares registered	Persons who have economic Interest
LI BROTHERS HOLDINGS INC.	12,768,000	48.25%	Li Gangjin	Li Gangjin (50%), Li Weigang (50%)
CHINA HONOUR INVESTMENT LIMITED	2,667,600	10.08%	Li Ang	Li Ang
VYLE INVESTMENT INC.	2,622,000	9.91%	Brian Lin (30%), Bai Hui(70%)	Brian Lin (30%), Bai Hui(70%)
WORLDTIME INVESTMENT ADVISORS LIMITED	2,576,400	9.74%	Huiwen Liu	Feng Zengliang
LINKWORLD VENTURE INC.	1,322,400	5.00%	Ying Yueqin	Zhao Shuangrui
FUSTAR TECHNOLOGY INC.	729,600	2.76%	Luhe Gu	Luhe Gu
CHINA TIDE INVESTMENT INC.	114,000	0.43%	Wang Li (80%), Shi Xin (20%)	Wang Li (80%), Shi Xin (20%)

Total Common Shares (as Dec 31 2006)	26,461,678

Notes:
1. Mr. Zhao Shuangrui is an early stage investor and the uncle of Mr. Li Gangjin, Chairman of the company.
2. Mr. Feng Zengliang is an early stage investor.
3. Ms. Huiwen Liu is the sister-in-law of Brian Lin, CEO of the company.
4. Mr. Ying Yueqin is the brother-in-law of Brian Lin, CEO of the company.
5. Neither Ms. Huiwen Liu nor Mr. Ying Yueqin has any financial interest in the shares.
6. Mr. Feng Zengliang, Luhe Gu, Wang Li and Shi Xin are all early stage investors.

The company further states:
1. No officers or directors own any shares of Worldtime, Linkworld, Fustar, or China Tide.

2. No officers or directors have financially benefited from recent 144 sales by the four selling shareholders.

3. No officers or directors have sold any shares under Rule 144, nor do they intend to do so in the near future.

For more information, please contact:

Ogilvy Public Relations Worldwide, Beijing

Derek Mitchell, Consultant, Investor Relations

Tel: +86-10-8520-6284

Email: derek.mitchell@ogilvy.com